UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2020

Altimmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On June 1, 2020, Altimmune, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (the “FDA”) had cleared the Company’s Investigational New Drug application (“IND”) to proceed with a Phase 1/2 clinical trial of T-COVID, the Company’s investigational agent for the treatment of early COVID-19 (“T-COVID”).

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On June 1, 2020, the Company announced FDA clearance of the IND for T-COVID. The Company expects to initiate a placebo-controlled Phase 1/2 double-blind clinical trial to evaluate the potential of T-COVID to prevent clinical worsening in patients with early COVID-19 in June 2020 and expects a data read out in the fourth quarter of 2020.

Forward-Looking Statement

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, the timing of key milestones for our clinical assets, the development of our T-COVID product candidate, initiation of a Phase 1/2 clinical trial for T-COVID and corresponding data read out in the fourth quarter of 2020. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: potential impacts due to the COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company’s product candidates; funding delays, reductions in or elimination of U.S. government funding and/or non-renewal of expiring funding under the Company’s agreement with Biomedical Advanced Research and Development Authority (“BARDA”), or the Company’s contract with the National Institutes of Allergy and Infectious Diseases (“NIAID”); the Company’s ability to satisfy certain technical milestones under the Company’s contracts with BARDA and NIAID that would entitle the Company to receive additional funding over the period of the agreement; delays caused by third parties challenging government contracts awarded to the Company; the receipt of future potential payments under government contracts or grants; the Company’s ability to identify potential future government contracts or grant awards; the Company’s ability to obtain potential regulatory approvals on the timelines anticipated, or at all; the Company’s ability to obtain additional patents or extend existing patents on the timelines anticipated, or at all; the Company’s ability to identify and consummate potential future strategic partnerships or business combinations; the Company’s ability to expand its pipeline of products and the success of future product advancements, including the success of future clinical trials, and the Company’s ability to commercialize its products; the Company’s anticipated financial or operational results; the Company’s ability to obtain additional capital resources; unforeseen safety and efficacy issues; breaches of data privacy, or disruptions in the Company’s information technology systems; and the Company’s ability to continue to satisfy the listing requirements of the NASDAQ Global Market. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 and our quarterly report on Form 10-Q for the quarter ended March 31, 2020, which are available at www.sec.gov. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this Current Report on Form 8-K in the event of new information, future developments or otherwise. These forward-looking statements speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Altimmune, Inc. dated June 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2020	ALTIMMUNE, INC.

	By:	/s/ William Brown
William Brown
Chief Financial Officer